EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use of our report dated April 14, 2006 on the consolidated financial statements of Tradequest International, Inc. and subsidiary as of December 31, 2005, and the related consolidated statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the nine months then ended included in the registration statement on Form SB-2 of Tradequest International, Inc, and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ Webb & Co., P.A.
                                       WEBB & CO, P.A.

Boynton Beach, Florida
November 16, 2006